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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF BROBECK, PHLEGER & HARRISON LLP]



                                  July 5, 2000

Board of Directors
DuPont Photomasks, Inc.
131 Old Settlers Road
Round Rock, Texas 78664

Re: DuPont Photomasks, Inc. Registration Statement on Form S-3 for $100 Million of Convertible Subordinated Notes due 2004

Ladies and Gentlemen:

          We have acted as counsel to DuPont Photomasks, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance and sale by the Company of (i) $100,000,000 of Convertible Subordinated Notes due 2004 (the "Notes") to be guaranteed by E.I. du Pont de Nemours and Company, a Delaware corporation (the "Guarantor"), and issued pursuant to an Indenture (the "Indenture") among the Company, the Guarantor and Chase Bank of Texas, N.A., as trustee (the "Trustee"), and (ii) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Notes, plus such indeterminate number of shares of Common Stock as may become issuable by means of any adjustments to the conversion price of the Notes (the "Conversion Shares").

          This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

          In rendering our opinion, we have reviewed such documents as we deemed necessary for purposes of this opinion, including (i) the form of Indenture,
(ii) the form of certificate evidencing the Notes and (iii) the form of Underwriting Agreement (the "Underwriting Agreement") among the Company and the parties thereto pertaining to the issuance of the Notes. In our examination of the documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents. Regarding documents executed by parties other than the Company, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization, execution and delivery of such documents by each such party, and (iii) that such documents constitute the legal, valid, binding and enforceable obligations of each such party.
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Board of Directors                                                        Page 2
DuPont Photomasks, Inc.

          As used in this opinion letter, the phrases "to our knowledge," "known to us," or "we are not aware," or a similar phrase with respect to our knowledge of matters of fact, means, as to matters of fact that, based on the current actual knowledge of individual attorneys currently within our firm who have given substantive attention to this matter for you, but not including any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that we have made no independent factual investigation for the purpose of rendering this opinion letter.

          This opinion letter relates solely to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the effect or applicability of the laws of any other jurisdictions.

          Based upon and subject to the foregoing and on our consideration of such other matters of fact and questions of law as we considered relevant in the circumstances, we are of the opinion that:

          1. Upon the due execution and delivery of the Indenture by the Company, the Guarantor and the Trustee, and the due execution, authentication and delivery of the Notes in accordance with the terms of the Indenture against payment therefor pursuant to the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

          2. The Conversion Shares have been duly and validly authorized by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

          The opinions set forth above are also subject to the following qualifications, assumptions, limitations and exceptions:

              (a) The enforceability of the obligations of the Company under the Indenture and the Notes may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

              (b)  The opinion expressed in paragraph 1 assumes that with respect to the Notes and the Indenture (i) the Trustee is qualified to act as Trustee under the Indenture, (ii) the Trustee has duly executed and delivered the Indenture, and (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.
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Board of Directors                                                        Page 3
DuPont Photomasks, Inc.


              (c) We assume that the appropriate action will be taken, prior to the offer and sale of the Notes and the Conversion Shares, to register and qualify the Notes and the Conversion Shares for sale under all applicable state securities or "blue sky" laws.

              (d) We express no opinion as to provisions of the Indenture or the Notes purporting to establish an evidentiary standard or to authorize conclusive determinations by any party thereto or any other person or allowing any party thereto or any other person to make determinations in its sole discretion.

              (e)  We also express no opinion as to:

                   (i) the enforceability of any provisions of the Indenture and the Notes pursuant to which the Company agrees to make payments without set-off, defense or counterclaim;

                   (ii) remedial provisions of the Indenture and the Notes including, without limitation, certain of the waivers therein, which purport to permit any Person to exercise remedies with respect to the Company other than in compliance with applicable laws;

                   (iii) the enforceability of provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws);

                   (iv) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining
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to the Indenture or the Notes;


                   (v) any provisions contained in the Indenture or the Notes purporting to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance which cannot, as a matter of law, be effectively waived;

                   (vi) any provision of the Indenture or the Notes permitting modification thereof only by means of an agreement in writing signed by the parties thereto;

                   (vii) any provision of the Indenture or the Notes requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable; or

                   (viii) the effect of the law of any jurisdiction other than the State of New York which limits the rates of interest legally chargeable or collectible.

          We consent to the filing of the form of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby
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Board of Directors                                                        Page 4
DuPont Photomasks, Inc.


admit that we are within the category of persons whose consent is required under
Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

          This opinion letter is rendered solely to you in connection with the above-referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other Person without our prior written consent. This opinion letter is expressly limited to the matters set forth above and we render no other opinion and express no other belief whether by implication or otherwise, as to any other matters. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

                                 Very truly yours,


                                 /s/ Brobeck, Phleger & Harrison LLP
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                                 BROBECK, PHLEGER & HARRISON LLP